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CROWN CASTLE INTERNATIONAL CORP.                                       EXHIBIT 5
Termination Agreement
Page 1

                              TERMINATION AGREEMENT


                  TERMINATION AGREEMENT (this "Agreement"), dated as of October 18, 2000 (the "Effective Date") by and among CROWN CASTLE INTERNATIONAL CORP., a Delaware corporation (the "Company"), and each of the STOCKHOLDERS of the Company listed on Schedule I of the Stockholders Agreement (as defined below) and named on the signature pages hereto (collectively, the "Stockholders" and each individually, a "Stockholder").

         WHEREAS, the Company and the Stockholders are parties to that certain Stockholders Agreement dated as of August 21, 1998, as amended (the "Stockholders Agreement"); and

         WHEREAS, the parties hereto desire to terminate the Stockholders Agreement (other than Section 3.10, which section shall continue for the benefit of the Crown Parties as provided in Amendment 3 to the Stockholders Agreement) effective as of the date of this Agreement;

         NOW, THEREFORE, in consideration of the premises and the respective agreements, acknowledgments and confirmations set forth herein and set forth in the Stockholders Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     SECTION 1. Termination of Stockholders Agreement. The Company and each of the Stockholders hereby acknowledge and agree that:

     (a) as of the Effective Date of this Agreement, as it relates to the Stockholders the Stockholders Agreement shall be, and hereby is, terminated in all respects (without further action required by any of the parties thereto or by any persons directly or indirectly obligated thereunder),

     (b) as of the Effective Date, all rights and obligations of each of the Company and the Stockholders under the Stockholders Agreement (other than the Company's obligations with respect to Section 3.10) shall be, and hereby are, irrevocably terminated, and

     (c) this Agreement and the terms and provisions contained herein constitute a termination of the rights and obligations of the Stockholders under the Stockholders Agreement by mutual consent of the parties named herein pursuant to Section 6.14 of the Stockholders Agreement.

     SECTION 2. Further Actions. The parties hereto each will use all reasonable efforts to take or cause to be taken all action and to do or cause to be done all things necessary, proper or advisable under applicable laws and regulations to give effect to the acknowledgments and agreements set forth in this Agreement.

     SECTION 3. Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all other prior agreements and




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CROWN CASTLE INTERNATIONAL CORP.
Termination Agreement
Page 2

understandings, both written and oral, between the parties or any of them with respect to the subject matter hereof.

     SECTION 4. Applicable Law. This Agreement shall be construed in accordance with and governed by the law of the State of New York; provided, however, that any terms and conditions of this Agreement relating to the internal affairs of the Company shall be construed in accordance with and governed by the law of the State of Delaware.

     SECTION 5. Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

     SECTION 6. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but which together shall constitute but one instrument. It shall not be necessary for each party to sign each counterpart so long as every party has signed at least one counterpart.

     IN WITNESS WHEREOF, each party hereto has executed this Agreement effective as of the date first shown above.


CROWN CASTLE INTERNATIONAL CORP.

By:     /s/ (illegible)
    ---------------------------------------------
Name:
      -------------------------------------------
Title:
       ------------------------------------------

CANDOVER INVESTMENTS, PLC

By:     /s/ P. R. Neal
    ---------------------------------------------
Name:     P. R. Neal
      -------------------------------------------
Title:     Company Secretary
       ------------------------------------------


CANDOVER (TRUSTEES) LIMITED

By:     /s/ P. G. Symonds
    ---------------------------------------------
Name:     P. G. Symonds
      -------------------------------------------
Title:       Director
       ------------------------------------------




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CROWN CASTLE INTERNATIONAL CORP.
Termination Agreement
Page 3


CANDOVER PARTNERS LIMITED
(as general partner of the Candover 1994 UK Limited Partnership)

By:     /s/ P. G. Symonds
    ---------------------------------------------
Name:     P. G. Symonds
      -------------------------------------------
Title:       Director
       ------------------------------------------


CANDOVER PARTNERS LIMITED
(as general partner of the Candover 1994 UK No. 2 Limited Partnership)

By:     /s/ P. G. Symonds
    ---------------------------------------------
Name:     P. G. Symonds
      -------------------------------------------
Title:       Director
       ------------------------------------------


CANDOVER PARTNERS LIMITED
(as general partner of the Candover 1994 US No. 1 Limited Partnership)

By:     /s/ P. G. Symonds
    ---------------------------------------------
Name:     P. G. Symonds
      -------------------------------------------
Title:       Director
       ------------------------------------------


CANDOVER PARTNERS LIMITED
(as general partner of the Candover 1994 US No. 2 Limited Partnership)

By:     /s/ P. G. Symonds
    ---------------------------------------------
Name:     P. G. Symonds
      -------------------------------------------
Title:       Director
       ------------------------------------------


  /s/  Ted B. Miller, Jr.
-------------------------------------------------
TED B. MILLER, JR.


  /s/  Robert H. Singleton
-------------------------------------------------
ROBERT H. SINGLETON, Trustee
The Miller 1996 Gift Trusts




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CROWN CASTLE INTERNATIONAL CORP.
Termination Agreement
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BERKSHIRE FUND III, A LIMITED PARTNERSHIP

By:     /s/ (illegible)
    ---------------------------------------------
         A Managing Member


BERKSHIRE FUND IV, LIMITED PARTNERSHIP

By:     /s/ (illegible)
    ---------------------------------------------
         A Managing Member


BERKSHIRE INVESTORS LLC

By:     /s/ (illegible)
    ---------------------------------------------
         A Managing Member


NASSAU CAPITAL PARTNERS II, L.P.
By Nassau Capital L.L.C.
Its General Partner

By:     /s/ Randall A. Hack
    ---------------------------------------------
Name:    Randall A. Hack
      -------------------------------------------
Title:    Member
       ------------------------------------------


NAS PARTNERS I, L.L.C.

By:     /s/ Randall A. Hack
    ---------------------------------------------
Name:    Randall A. Hack
      -------------------------------------------
Title:    Member
       ------------------------------------------


FAY, RICHWHITE COMMUNICATIONS LIMITED

By:     /s/ (illegible)
    ---------------------------------------------
Name:    (illegible)
      -------------------------------------------
Title:    Director
       ------------------------------------------





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CROWN CASTLE INTERNATIONAL CORP.
Termination Agreement
Page 5


PNC VENTURE CORP.

By:     /s/ (illegible)
    ---------------------------------------------
Name:
        -----------------------------------------
Title:    President
       ------------------------------------------


NEW YORK LIFE INSURANCE COMPANY
By: NYLCAP Manager, LLC, its Investment Manager

By:     /s/ Steven Benevento
    ---------------------------------------------
Name:     Steven Benevento
      -------------------------------------------
Title:    Vice President
       ------------------------------------------


AMERICAN HOME ASSURANCE COMPANY

By:     /s/ David B. Pinkerton
    ---------------------------------------------
Name:    David B. Pinkerton
      -------------------------------------------
Title:    Vice President
       ------------------------------------------


THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY

By:     /s/ Jerome R. Baier
    ---------------------------------------------
Name:    Jerome R. Baier
      -------------------------------------------
Title:    Its Authorized Representative
       ------------------------------------------


CENTENNIAL FUND IV, L.P.
By Centennial Holdings V, L.P.,
Its general partner

By:     /s/ (illegible)
    ---------------------------------------------
Name:
      -------------------------------------------
Title:
       ------------------------------------------




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CROWN CASTLE INTERNATIONAL CORP.
Termination Agreement
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CENTENNIAL FUND V, L.P.
By Centennial Holdings V, L.P.,
Its general partner

By:     /s/ (illegible)
    ---------------------------------------------
Name:
      -------------------------------------------
Title:
       ------------------------------------------

CENTENNIAL ENTREPRENEURS FUND V, L.P.
By Centennial Holdings V, L.P.,
Its general partner

By:     /s/ (illegible)
    ---------------------------------------------
Name:
      -------------------------------------------
Title:
       ------------------------------------------

PRIME VIII, L.P.
By Prime SKA I, LLC
Its general partner

By:     /s/ Danny Fennewald
    ---------------------------------------------
Name:    Danny Fennewald
      -------------------------------------------
Title:    Treasurer
       ------------------------------------------




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